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                                                                   EXHIBIT 99.10

                             DOMAIN NAME ASSIGNMENT

      THIS DOMAIN NAME ASSIGNMENT ("Assignment") is made the 21st day of January, 2005, and is entered into by and between Citel Technologies Limited, company number 02459517, a corporation organized under the laws of England and Wales ("Purchaser"), and Verso Technologies, Inc., a Minnesota corporation ("Seller"). Each of the foregoing parties is referred to herein individually as a "Party" and together as the "Parties."

                                   RECITALS:

      WHEREAS, Seller is the sole and exclusive owner of all rights in and to the internet domain name registration listed in Annex A hereto (the "Assigned Domain Name"), and Seller and Purchaser have agreed that the Purchaser is to acquire all of Seller's right, title and interest in and to the Assigned Domain Name,

      NOW, THEREFORE, the Seller has entered into this Assignment to acknowledge and confirm that the ownership of the Assigned Domain Name is vested in the Seller and to assign all its interests in the same to the Purchaser.

      IT IS AGREED as follows:

      1.    Assignment.

      1.1 Seller as the sole and exclusive owner of the Assigned Domain Name hereby irrevocably sells, assigns, transfers, conveys and delivers to Purchaser and its successors and assigns, and Purchaser hereby purchases and accepts from Seller, all of Seller's right, title and interest in and to the Assigned Domain Name, including, without limitation, all renewals, extensions and reversions of such rights and the right to sue and recover damages and other remedies for past infringements of the same and all trademark rights and associated goodwill Seller may have in them and all right title and interest in any physical embodiment of the Assigned Domain Name (including any certificates).

      1.2 To the extent that any of the rights to be assigned under Clause 1.1 above are not wholly and/or validly assigned to the Purchaser, the Seller shall hold them upon trust for the full and exclusive benefit of the Purchaser.

      2. Cooperation and Recordation. Seller hereby agrees to cooperate with Purchaser as reasonably necessary and to execute any further documents and / or deeds and/or do any such things as the Purchaser may require to give full effect to the rights of the Purchaser in the Assigned Domain Name and /or the benefit of this Assignment including with respect to making any necessary filings with the applicable domain name registrars. The Parties agree that Purchaser may file this Assignment with the applicable domain name registrars, and take any other necessary action, to effect the transfer of rights contemplated herein. Purchaser shall be responsible for all reasonable expenses and costs associated therewith. Seller will deliver up to the Purchaser all documents, material and/or other media which may be in the Seller's

                                                          Domain Name Assignment

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possession, power or control which comprises or contains any part of or information in relation to the Assigned Domain Names (including all attorneys' files and papers) with thirty (30) business days after execution of this Agreement, and the Seller undertakes to take such action as the Purchaser may reasonably require to assist the Purchaser in bringing or defending any proceedings relating to the Assigned Domain Names.

      3. Moral Rights. The Seller irrevocably and unconditionally waives and has procured or shall procure from all employees and third parties who have created works for or on behalf of the Seller in relation to the MCK business the irrevocable and unconditional waiver of all their moral rights in such works.

      4. Miscellaneous. This Assignment shall be governed by, and interpreted in accordance with, the laws of England and Wales, without reference to its conflict of laws rules. Any provision of this Assignment may only be amended, modified, waived or supplemented in whole or in part at any time by an agreement in writing among the Parties executed in the same manner as this Assignment. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Assignment shall bind and inure to the benefit of the respective Parties and their assigns, transferees and successors. It is intended by the Parties that this Assignment shall be effected as a deed and may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  [Remainder of Page Intentionally Left Blank]

                                                          Domain Name Assignment

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      IN WITNESS WHEREOF, the Parties have caused this Domain Name Assignment to be executed and delivered as a deed on the date first written above by their respective officers thereunto duly authorized.

SELLER:

Executed as a deed by
VERSO TECHNOLOGIES, INC. in accordance with its Articles of Incorporation

By: /s/ Juliet M. Reising
    ------------------------------
Name: Juliet M. Reising
      ----------------------------
Title: Executive Vice President and
       Chief Financial Officer
       ---------------------------
PURCHASER:

Executed as a deed by
CITEL TECHNOLOGIES LIMITED in accordance with its constitution

Acting by:

/s/ Michael Joseph Robinson
---------------------------------
      Director

/s/ Nicholas G. Gretton
---------------------------------
      Director / Secretary

                                                          Domain Name Assignment
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                                     ANNEX A

                              ASSIGNED DOMAIN NAME

DOMAIN NAME     OWNER                           REGISTRAR                       EXPIRATION DATE
MCK.com         Verso Technologies, Inc.        Network Solutions, LLC          January 20, 2008

                                                          Domain Name Assignment

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